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EXHIBIT 15

September 8, 2000

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

    We are aware that our report dated August 15, 2000, on our review of the interim consolidated financial information of Intimate Brands, Inc. and Subsidiaries (the "Company") as of and for the period ended July 29, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its registration statement on Form S-3, Registration No. 333-78485, and the registration statements on Form S-8, Registration Nos. 333-04921 and 333-04923.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Columbus, Ohio

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EXHIBIT 15